Exhibit 8.1

ZIM - List of Subsidiaries and Entities in which the Company has ownership rights - December 31, 2023
	Name of Subsidiary	Jurisdiction of Incorporation or Organization
1	Alhoutyam Ltd.	Israel
2	Arebee Star Maritime Co. Ltd.	India
3	Assessment Recoveries Limited	Jamaica
4	Astrix Ltd.	Seychelles
5	Beit Yacov in the name of Yacov Caspi deceased Ltd.	Israel
6	Belstar Denizcilik Ve Tasimacilik Anonim Sirketi	Turkey
7	BMG Insurance Brokers Limited	United Kingdom
8	BritAmerica Management Group Inc	USA
9	Bulk Ocean Transport Inc.	Liberia
10	Bulk Transport Corporation	Liberia
11	Carib Star Shipping Ltd.	Jamaica
12	Data Science Consulting Group Ltd.	Israel
13	DP World Tarragona S.A.	Spain
14	Etablissement Astarta	Liechtenstein
15	Etablissement Neptune Shipping	Liechtenstein
16	Expanso Forwarding B.V.	Netherlands
17	Gal Marine Ltd.	Israel
18	Global Logistics Solutions Ltd.	St. Lucia
19	Gold Maritime Co. Ltd.	Japan
20	Gold Star Line Ltd.*	Hong Kong
21	Gold Star Lines Ltd.**	Mauritius
22	Gold Star Line (S) Ltd.	Seychelles
23	GSL Africa Limited	Liberia
24	Hellastir Shipping Enterprise Ltd.	Greece
25	Hoopo Systems LTD	Israel
26	Intermodal Shipping Agencies (Ghana) Ltd.	Ghana
27	Jamaica Container Repair Services Ltd.	Jamaica
28	Jamaica International Free Zone Development Ltd.	Jamaica
29	Kastor Holdings Limited	United Kingdom
30	Kastor Services Limited	United Kingdom
31	Kingston Logistics Center Ltd.	Jamaica
32	KLC Panama Logistics S.A.	Panama
33	Ladingo Ltd.	Israel
34	Lagos & Niger Shipping Agencies Ltd.	Nigeria
35	Laurel Navigation (Mauritius) Ltd.**	Mauritius
36	Liberty Ships Inc.	Liberia
37	Maritime Agencies Ltd.**	Mauritius
38	Marine Mutual Services (Nigeria) Ltd.	Nigeria
39	Marine Shipp Fast (Canada) Inc.	Canada
40	Marine Shipp Fast (Vietnam) Company Limited	Vietnam
41	Marine Shipp Fast China Co. Ltd.	China
42	Marine Shipp Fast Ltd.	Israel
43	Newstar Agencies Sdn. Bhd.**	Malaysia
44	Nigerian Star Line Ltd.	Nigeria
45	Ocean Carrier Ltd.**	Seychelles
46	Ocean Navigation Services Ltd.**	Seychelles
47	OGY DOCS, INC.	USA
48	Omega Depot S.L.	Spain
49	Overseas Commerce Ltd.	Israel
50	Overseas Freighters Shipping Inc.	Philippines
51	Pagan Steamship Corp. Ltd.	Bahamas

52	PT Star Shipping Indonesia **	Indonesia
53	Qingdao Lu Hai International Logistics Co. Ltd.	China
54	Ramon International Insurance Brokers Ltd.	United Kingdom
55	Ramon Korea Limited	Korea
56	SAJE Logistics Infrastructure Limited	Jamaica
57	Sanctuary Insurance Brokers Limited	United Kingdom
58	Searoute Trading Ltd.	Cyprus
59	Seth Shipping Ltd.**	Mauritius
60	Seth Shipping (S) Ltd.	Seychelles
61	Shanghai Sino-Star International Shipping Agency Co. Ltd.	China
62	Shoham Maritime Services Ltd.	Israel
63	Sodyo Ltd.	Israel
64	Spin Frame Technologies Ltd.	Israel
65	Star Brasil Servicos Logisticos Ltda.	Brazil
66	Star Lanka Shipping (Private) Ltd.	Sri Lanka
67	Star Logistics Holding Company B.V.	Netherlands
68	Star Shipping Argentina S.A.	Argentine
69	Star Shipping Services (HK) Ltd.	Hong Kong
70	Star Shipping Services (India) Private Ltd.**	India
71	Startrans Internationale Transporte	Germany
72	Stellahaven Expeditiebedrijf N.V.	Belgium
73	Swiflet Ltd.	Seychelles
74	Tan Cang Shipping Warehouse Service Company Ltd.	Vietnam
75	The Maritime Educational & Training Authorities	Israel
76	Trident Shipping Line Ltd.	Bangladesh
77	Ymir International Ltd.	Liberia
78	ZIM (Thailand) Co. Ltd.	Thailand
79	ZIM American Integrated Shipping Services Co. LLC	USA
80	ZIM Antwerp Limited	Liberia
81	ZIM Asia Limited	Liberia
82	ZIM Asia LP (Limited Partnership)	Liberia
83	ZIM Atlantic Limited	Liberia
84	ZIM Atlantic LP (Limited Partnership)	Liberia
85	ZIM Australia Limited	Liberia
86	ZIM Australia LP (Limited Partnership)	Liberia
87	ZIM Belgium Nv	Belgium
88	ZIM China Limited	Liberia
89	ZIM China LP (Limited Partnership)	Liberia
90	ZIM Do Brasil Ltda.	Brazil
91	Zim France SAS	France
92	ZIM Germany GmbH & Co. KG	Germany
93	Zim Hai An Joint Venture Company Limited	Vietnam
94	ZIM Iberia Limited	Liberia
95	ZIM Iberia LP (Limited Partnership)	Liberia
96	ZIM Integrated Shipping Agencies (HK) Ltd.	Hong Kong
97	ZIM Integrated Shipping Services (Australia) Pty Ltd.	Australia
98	ZIM Integrated Shipping Services (Canada) Co. Ltd.	Canada
99	ZIM Integrated Shipping Services (China) Co. Ltd.	China
100	ZIM Integrated Shipping Services (India) Private Ltd.	India
101	ZIM Integrated Shipping Services (NZ) Ltd	New Zealand
102	ZIM Integrated Shipping Services (Taiwan) Co. Ltd.	Taiwan
103	ZIM Integrated Shipping Services (Vietnam) LLC	Vietnam
104	ZIM Integrated Shipping Services Georgia Ltd.	Georgia
105	ZIM Integrated Shipping Services Hellas S.A.	Greece
106	ZIM Integrated Shipping Ukraine Services Ltd.	Ukraine

107	ZIM Israel (M. Dizengoff) Ltd.	Israel
108	ZIM Italia S.r.l.u.	Italy
109	ZIM Japan Co. Ltd.	Japan
110	ZIM Korea Ltd.	Korea
111	ZIM Logistics (China) Co. Ltd.	China
112	ZIM Logistics (HK) Co. Ltd.	Hong Kong
113	ZIM Logistics Canada (Co) Ltd.	Canada
114	ZIM Logistics Global Ltd.	Israel
115	ZIM Logistics S.E.A. Pte. Ltd.	Singapore
116	ZIM Logistics USA, LLC	USA
117	Zim Logistics Vietnam Co. Ltd.	Vietnam
118	ZIM Mexico Integrated Shipping Services S. de R. L. de C.V.	Mexico
119	ZIM Netherlands B.V.	Netherlands
120	ZIM New Zealand Limited	Liberia
121	ZIM New Zealand LP (Limited Partnership)	Liberia
122	ZIM Ningbo Limited	Liberia
123	ZIM Pacific Limited	Liberia
124	ZIM Pacific LP (Limited Partnership)	Liberia
125	ZIM Panama S.A	Panama
126	ZIM Poland Sp z.o.o	Poland
127	ZIM Rotterdam Limited	Liberia
128	“ZIM Russia” Closed Joint-Stock Company	Russia
129	ZIM San Diego Limited	Liberia
130	ZIM Singapore PTE Ltd.	Singapore
131	ZIM Tianjin Limited	Liberia
132	ZIM Trinidad	Trinidad
133	ZIM UK Ltd.	United Kingdom
134	ZIM Venezuela C.A.	Venezuela
135	ZIMARK Ltd.	Israel
136	ZIMrom Shipping S.R.L.	Romania
137	Ziss Capital S.L.	Spain
138	ZK CyberStar Ltd.	Israel
139	ZLN (India) Private Ltd.	India
140	40Seas LTD.	Israel
* Denotes a wholly-owned “significant subsidiary” of the registrant, as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934.
**Held in trust for the benefit of the registrant. The registrant has the right to acquire 100% of such entity’s equity interests in its discretion.